UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2006

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota 58501

(Address of principal executive offices) (Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of

Directors; Appointment of Principal Officers.

On March 29, 2006, the board of directors of BNCCORP, Inc. (the “Company”) appointed Timothy J. Franz, age 48, as its Chief Financial Officer (Principal Accounting Officer). Mr. Franz is a Certified Public Accountant. From 1997 to June 2003 Mr. Franz was a partner at KPMG LLP the Company’s independent registered public accounting firm. For the period from July 2003 to August 2004 Mr. Franz was an independent consultant. In September 2004 Tim became the president of Eagle Crest Capital Bank, the private banking division of HMN Financial, Inc. He served in this capacity until October 2005. For the period from November 2005 through February 2006 Mr. Franz was an independent consultant. The press release announcing Mr. Franz’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with the Instruction to Item 5.02(c) of Form 8-K, the Company has delayed filing this Form 8-K until the day on which the Company has issued the press release.

Item 7.01	Regulation FD Disclosure.

On April 3, 2006, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits:
	99.1	Press release of BNCCORP, Inc. dated April 3, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.
By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President and Chief Executive Officer

Date: April 3, 2006

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